UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2012

RYDER SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street Miami, Florida	33178
(Address of Principal Executive Offices)	(Zip Code)

(305) 500-3726

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

On May 4, 2012, the Board accepted Lynn M. Martin’s tender of resignation from the Company’s Board of Directors pursuant to the director retirement policy set forth in the Company’s Corporate Governance Guidelines. Ms. Martin’s resignation was effective on May 4, 2012. Ms. Martin has been a valuable member of the Company’s Board of Directors since 1993. At the time of her resignation, Ms. Martin served on the Compensation Committee and Corporate Governance and Nominating Committee.

Item 5.02(e)

Approval of the Plan

At the Annual Meeting of Shareholders held on May 4, 2012, our shareholders approved the Ryder System, Inc. 2012 Equity and Incentive Compensation Plan (the “2012 Plan”). The 2012 Plan was approved by our Board of Directors on February 10, 2012, subject to shareholder approval, and is effective as of May 4, 2012. Unless earlier terminated by our Board of Directors, the 2012 Plan shall terminate on the day before the tenth anniversary of the later of the effective date or the date of any subsequent shareholder approval of the Plan.

The 2012 Plan will serve as the umbrella plan for all of our stock-based and cash-based incentive compensation programs for our directors, officers and other key employees. The Plan allows the Company to issue a variety of stock-based awards, including stock options, restricted stock rights and restricted stock units up to an aggregate of 3.5 million shares of the Company’s common stock. For each share that is actually delivered pursuant to a stock-based award, other than a stock option or stock appreciation right, the aggregate share limit under the 2012 Plan will be reduced by two shares and for each share that is actually delivered pursuant to a stock option or stock appreciation right, the aggregate share limit under the 2012 Plan will be reduced by one share. Additionally, upon the exercise of each stock-settled stock appreciation right, the aggregate share limit under the 2012 Plan will be reduced further by the number of shares having a fair market value equal to the base price or exercise price for the number of shares so exercised, and for each stock option or stock-settled stock appreciation right, each share withheld by the Company to satisfy the exercise price or withholding taxes with respect to any such award, will reduce the aggregate share limit by one share. Upon adoption of the 2012 Plan, the Company terminated its prior 2005 Equity Compensation Plan (the “2005 Plan”); awards outstanding under the 2005 Plan will continue to remain outstanding in accordance with their terms.

Terms and Conditions of Awards under the Plan

On May 3, 2012, the Compensation Committee of our Board of Directors approved the form of the terms and conditions pursuant to which the Company will grant non-qualified stock options, performance-based restricted stock rights, performance-based cash awards and restricted stock rights to our executive officers and employees; and (ii) restricted stock units to our non-employee directors, under the 2012 Plan.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 4, 2012, Ryder System, Inc. held its Annual Meeting of Shareholders. At the meeting, the shareholders voted as indicated below on the following proposals:

1.	Election of four directors for a three-year term of office expiring at the 2015 Annual Meeting.

	Nominee	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
1a.	John M. Berra	41,636,807	1,271,357	72,263	2,950,421
1b.	Luis P. Nieto, Jr.	42,158,348	753,461	68,618	2,950,421
1c.	E. Follin Smith	41,967,267	954,653	58,507	2,950,421
1d.	Gregory T. Swienton	40,937,823	1,990,315	52,289	2,950,421

Election of one director for a one-year term of office expiring at the 2013 Annual Meeting.

	Nominee	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
1e.	Robert J. Eck	41,890,639	1,017,104	72,684	2,950,421

2.	Ratification of PricewaterhouseCoopers LLP as independent registered certified public accounting firm for the 2012 fiscal year.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
45,764,834	118,728	47,286	—

3.	Approval of the Ryder System, Inc. 2012 Equity and Incentive Compensation Plan.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
37,432,266	5,469,243	78,918	2,950,421

4.	Approval, on an advisory basis, of the compensation of our named executive officers.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
40,539,705	2,335,543	105,179	2,950,421

5.	To vote on a shareholder proposal to repeal Ryder’s classified board.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
37,682,029	5,030,444	267,954	2,950,421

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.7	Ryder System, Inc. 2012 Equity and Incentive Compensation Plan

10.7(a)	Terms and Conditions applicable to non-qualified stock options granted under the Ryder System, Inc. 2012 Equity and Incentive Compensation Plan

10.7(b)	Terms and Conditions applicable to performance-based restricted stock rights granted under the Ryder System, Inc. 2012 Equity and Incentive Compensation Plan

10.7(c)	Terms and Conditions applicable to performance-based cash awards granted under the Ryder System, Inc. 2012 Equity and Incentive Compensation Plan

10.7(d)	Terms and Conditions applicable to restricted stock rights granted under the Ryder System, Inc. 2012 Equity and Incentive Compensation Plan

10.7(e)	Terms and Conditions applicable to restricted stock units granted under the Ryder System, Inc. 2012 Equity and Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2012	RYDER SYSTEM, INC. (Registrant)

	By:	/s/ Robert D. Fatovic
	Name:	Robert D. Fatovic
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary